UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33546 (Commission File Number)	93-0976127 (IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor
Reston, VA, 20190
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (703) 483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 5, 2008, TerreStar Corporation, a Delaware corporation (the “Company”), and its majority owned subsidiary, TerreStar Networks Inc. (“TerreStar”) entered into a Spectrum Agreement (the “EchoStar Agreement”), with EchoStar Corporation (“EchoStar”), which provided for the lease to the Company of EchoStar’s current holdings of 1.4 GHz spectrum along with an option to acquire the special-purpose company through which EchoStar holds these licenses in exchange for the issuance of 30 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  On February 5, 2008, the Company also entered into a Spectrum Contribution Agreement (the “Harbinger Contribution Agreement”), with certain affiliates of Harbinger Capital Partners (collectively “Harbinger”), which provided that, following Company shareholder approval, Harbinger would assign to the Company a fully-paid option to purchase certain 1.4 GHz licenses and related intellectual property from CCTV Wireless I, LLC, in exchange for the issuance of 1.2 million shares of the Company’s Series E Junior Participating Preferred Stock, par value $0.01 per share, convertible into 30 million shares of Common Stock (the “Junior Preferred”).  Each of EchoStar and Harbinger currently have two representatives on the Company's board of directors.

The EchoStar Agreement and the Harbinger Contribution Agreement were previously filed as Exhibits 10.4 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008 (the “February 8, 2008 Form 8-K”) and are incorporated by reference into this Item 2.01.  On June 10, 2008, the Company completed the acquisition of the special-purpose company under the EchoStar Agreement, acquired the spectrum over which Harbinger held an option pursuant to the Harbinger Contribution Agreement, issued 30 million shares of Common Stock to EchoStar, issued 1.2 million shares of the Junior Preferred to Harbinger and otherwise completed the transactions considered by those agreements.  A copy of the press release describing the closing of the transactions is attached hereto as Exhibit 99.1.

Item 3.02                      Unregistered Sale of Equity Securities.

The information set forth in Item 2.01 hereof is incorporated by reference into this Item 3.02.

The issuance and sale of the Common Stock and the Junior Preferred pursuant to the EchoStar Agreement and the Harbinger Contribution Agreement, respectively, is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933.  The Company intends to register the Common Stock issued to EchoStar and the Common Stock underlying the shares of the Junior Preferred with the Securities and Exchange Commission in accordance with the Registration Rights Agreement, dated February 5, 2008, among the Company, TerreStar, EchoStar, Harbinger and the other institutional investors party thereto, previously filed as exhibit 4.5 to the February 8, 2008 Form 8-K.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR COPRORATION

By:	/s/ Jeffrey W. Epstein
Name: Jeffrey W. Epstein
Title: President, General Counsel and Secretary

Date:  June 11, 2008